EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-19957) and the Registration Statements on Form S-8 (Registration Nos. 002-57924, 033-54158, 033-51655, 333-26793, 333-88229, 333-48130, 333-58676, 333-65400, 333-104354, 333-115713, and 333-136648) of Quaker Chemical Corporation of our report dated March 9, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Philadelphia, PA

March 9, 2007